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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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US Gold Corporation
(Name of Registrant as Specified In Its Charter)

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US GOLD CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 14, 2010

        The annual meeting of the shareholders of US Gold Corporation ("we" or the "Company") will be held at 1 King Street West, Grand Banking Hall, Toronto, Ontario, Canada on June 14, 2010 at 4 p.m. Eastern Time. The meeting will be held for the following purposes:

  (1)
  To elect five (5) directors of the Company to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

  (2)
  To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010; and

  (3)
  To transact such other business as may properly come before the meeting.

        These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on April 26, 2010 as the record date for the determination of the holders of the Company's stock entitled to notice of, and to vote at, the meeting. Accordingly, only shareholders of record on the books of the Company at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment and postponement thereof.

        Pursuant to the rules of the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or before May 3, 2010, a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of the close of business on April 26, 2010. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all record and beneficial owners will have the ability to access all of the proxy materials on a website referred to and at the URL address included in the Notice of Internet Availability of Proxy Materials.

        The Notice of Internet Availability of Proxy Materials will also identify the date, the time and location of the annual meeting; the matters to be acted upon at the meeting and the Board of Directors' recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where shareholders can request a paper or e-mail copy of the proxy statement, our annual report and a form of proxy relating to the annual meeting; information on how to access and vote the form of proxy; and information on how to obtain directions to attend the meeting and vote in person. These proxy materials will be available free of charge.

        Shareholders are cordially invited to attend the annual meeting. If you wish to vote shares held in your name at the annual meeting, please bring your Notice of Internet Availability of Proxy Materials or proxy card (if you previously requested one be mailed to you) and picture identification. If you hold shares through an intermediary, such as a broker, bank or other nominee, you must present proof of ownership at the meeting. Proof of ownership could include a proxy from your broker, bank or other nominee or a copy of your account statement.

        Your vote is extremely important. We appreciate your taking the time to vote promptly. After reading the proxy statement, please vote, at your earliest convenience, by telephone or Internet, or request a proxy card to complete, sign and return by mail. If you decide to attend the annual meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) TELEPHONE, (ii) INTERNET, (iii) REQUESTING A PAPER PROXY CARD, TO COMPLETE, SIGN AND RETURN BY MAIL, OR (iv) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. Please note that all votes cast via telephone or the Internet must be cast prior to 1:00 a.m. Eastern time on June 14, 2010.

By Order of the Board of Directors
/s/ ROBERT R. MCEWEN Chairman and Chief Executive Officer

Toronto, Ontario
April 27, 2010

US GOLD CORPORATION

PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS
June 14, 2010

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of US Gold Corporation ("we", "our", "us" or the "Company"), to be voted at the annual meeting of shareholders to be held at 1 King Street West, Grand Banking Hall, Toronto, Ontario, Canada on June 14, 2010 at 4 p.m. Eastern Time, or at any adjournment or postponement of the meeting.

        In accordance with rules and regulations of the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner, we are now furnishing proxy materials, which include our proxy statement and annual report, to our shareholders over the Internet. Because you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

        It is anticipated that the Notice of Internet Availability of Proxy Materials will be available to shareholders on or before May 3, 2010.

        The shares represented by a proxy that is properly executed and returned in time to be voted at the meeting, will be voted in accordance with the instructions contained therein. Submitting the proxy via the Internet or telephone or signing and returning a paper proxy card does not affect a shareholder's right to vote in person at the meeting. With respect to voting in person at the meeting, please note that the shares may only be voted by the record owner of the shares, so any shareholders whose shares are held in the name of a bank, broker or other so-called "nominee holder" and who wish to vote those shares in person at the meeting must obtain a valid proxy from the nominee holder in order to vote the shares in person at the meeting.

Executed proxies that contain no instructions will be voted FOR each of the individuals nominated to be a director, FOR proposal 2 described in the Notice of Annual Meeting and in accordance with the recommendation of our Board of Directors on any other matters that properly may come before the annual meeting or any adjournment or postponement thereof or, in the absence of a Board recommendation, in the proxy holder's discretion.

        Shareholders who execute proxies for the annual meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to us, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

        The cost of the meeting, including the cost of preparing and delivering this proxy statement and proxy, will be borne by us. We may use the services of our directors, officers, employees and contractors to solicit proxies, personally or by telephone, but at no additional salary or compensation. We will also request banks, brokers and others who hold our common stock in nominee names to distribute proxy soliciting materials to beneficial owners and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

        The holders of record of our common stock, no par value per share, and the holder of the Series A Special Voting Preferred Stock as of April 26, 2010 are entitled to notice of and to vote at the meeting. The holder of the one share of Series A Special Voting Preferred Stock holds the share as trustee for the holders of exchangeable shares of our subsidiary, US Gold Canadian Acquisition Corporation ("Canadian Exchange Co.") as set forth in the Voting and Exchange Trust Agreement among US Gold Corporation, Canadian Exchange Co. and Computershare Trust Company of Canada dated March 22, 2007 ("Voting and Exchange Trust Agreement"). The exchangeable shares were issued in connection with the acquisition of Nevada Pacific Gold Ltd., White Knight Resources Ltd. and Tone Resources Limited (the "Acquisitions") in 2007. Each share of common stock is entitled to one vote. The Series A Special Voting Preferred share is entitled to as many votes as there are exchangeable shares outstanding as of the record date. The voting trustee shall deliver notice of the meeting and related information to the holders of exchangeable shares and the holders of exchangeable shares are entitled to direct the voting trustee to cast one vote for each exchangeable share. The holders of the common stock and the holder of the Series A Special Voting Preferred Stock vote together as a single class.

        On April 26, 2010, there were a total of 115,870,931 shares of common stock and 6,036,922 exchangeable shares (exclusive of shares owned by US Gold and its affiliates) outstanding. The presence in person or by proxy of not less than one-third of the outstanding shares of common stock will constitute a quorum for the transaction of business at the annual meeting.

        Brokers and other nominees who hold common stock in street name and do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on non-routine proposals. The absence of votes from brokers on non-routine proposals are referred to as broker non-votes. Proposals such as the ratification of the independent registered public accounting firm are considered routine. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors or the ratification of the appointment of the independent registered public accounting firm, as they will not be counted as votes for or against those matters.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY BY INTERNET, TELEPHONE VOTING OR RETURN YOUR MARKED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

ELECTION OF DIRECTORS

(Proposal 1 on Proxy Card)

        The Board of Directors currently consists of five members, all of whom are nominated to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Directors and Executive Officers

        The following table reflects our directors and executive officers as of the date of this proxy statement:

Name	Age	Positions With the Company	Board Position Held Since
Robert R. McEwen	60	Chairman of the Board and Chief Executive Officer	2005
Michele L. Ashby(2)(3)	54	Director	2005
Leanne M. Baker(1)(2)	57	Director	2005
Peter Bojtos(1)(3)	61	Director	2003
Declan J. Costelloe(1)(2)(3)	44	Director	2005
Perry Y. Ing	34	Vice President and Chief Financial Officer	—
Ian J. Ball	28	Vice President, Mexico	—
Stefan Spears	28	Vice President, Projects	—
Nils Engelstad	31	Corporate Secretary	—

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

        All of our directors except Mr. McEwen are independent as defined under the rules of the NYSE Amex, formerly the American Stock Exchange ("Amex Rules").

        The following information summarizes the business experience of our officers and directors and persons nominated to be our directors for at least the last five years.

Nominees

        We have nominated the following five individuals to serve as our directors until the next annual meeting of shareholders and until their successors are duly elected and qualified:

        Robert R. McEwen.    Mr. McEwen became the Chairman of our Board of Directors and our Chief Executive Officer on August 18, 2005. Our Board believes that Mr. McEwen's nearly 30 years of experience in the mining industry, and particularly the experience he developed by guiding Goldcorp Inc. from a start-up into a senior gold producer, provides Mr. McEwen with the desired skills, attributes and qualifications to serve as a member of our Board. Mr. McEwen is also the chairman and chief executive officer of Lexam Explorations Inc. ("Lexam"), a public company engaged in the exploration and development of oil and gas properties, a position he has held since 1994. The common stock of Lexam is listed on the TSX Venture Exchange. Mr. McEwen is also chairman, president, and chief executive officer of Minera Andes, Inc. ("Minera Andes"), a gold and silver producer with securities traded on the Toronto Stock Exchange ("TSX") and the OTC Bulletin Board. He was the chief executive officer of Goldcorp Inc. from June 1986 until February 2005 and the chairman of that company from 1986 to October 2005. Goldcorp is a corporation organized under the laws of the Province of Ontario, Canada, engaged in the business of exploring for and producing gold and other precious metals. The securities of Goldcorp are traded on the TSX and New York Stock Exchange ("NYSE").

        Michele L. Ashby.    Ms. Ashby is the chief executive officer and founder of MiNE, LLC, a Colorado limited liability company which acts as an intermediary for natural resources and energy companies to the investment community. She has occupied that position since July 2005. Our Board believes that Ms. Ashby's 25 years in the finance industry emphasizing the mining sector, and her diverse interaction with executives of mining companies located around the world provide her with the appropriate skills and experience to serve as member of our Board. From January 1988 to July 2005, she was the chief executive officer and founder of Denver Gold Group Inc., a Colorado not-for-profit corporation organized and operated as a trade association for the mining industry. In that capacity, she developed, marketed and organized annual conferences for participants in the industry and the investment community. From November 1983 to December 1995, she was a stockbroker and mining analyst with a regional investment banking firm located in Denver, Colorado. From October 2008 to July 2009, she served as a director of Lake Victoria Mining Company, a mineral exploration company with securities traded on the OTC Bulletin Board. Ms. Ashby graduated magna cum laude with a degree in finance from Regis University.

        Leanne M. Baker.    Dr. Baker, managing director of Investor Resources LLC, has been consulting for the mining and financial services industries since January 2002. Prior to that, she was an equity research analyst and managing director with Salomon Smith Barney from 1990 to 2001, where she helped build a research and investment banking franchise in the metals and mining sectors. She is a director of Agnico-Eagle Mines Ltd., a company with securities traded on the TSX and NYSE; Reunion Gold Corporation, formerly known as New Sleeper Gold Corporation, with securities traded on the TSX Venture Exchange; and Kimber Resources Inc., with securities traded on the TSX and NYSE Amex. Our Board believes that Dr. Baker's background in corporate finance and mineral economics, as well as her experience in corporate governance from serving as a director of other mining companies, provides the requisite skills and qualifications as a member of our Board. Dr. Baker has a Master of Science degree and a Ph.D. in mineral economics from the Colorado School of Mines.

        Peter Bojtos.    Mr. Bojtos is licensed as a professional engineer in the Province of Ontario, Canada and for the past twelve years, has been a director of several U.S. and Canadian mining and exploration companies. Mr. Bojtos presently serves or has served as a director of the following companies with securities registered under Section 12 of the Securities Exchange Act of 1934, as amended ("Exchange Act"): (i) Apolo Gold & Energy, Inc. from February 2006 to the present, with securities traded on the OTC Bulletin Board; (ii) Fischer-Watt Gold Company from April 1996 to the present, with securities traded on the OTC Bulletin Board; (iii) Tournigan Energy Ltd. from August 2002 to the present, with securities traded on the TSX Venture Exchange; (iv) Desert Sun Mining Corp. from June 2002 to April 2006, with securities traded on the NYSE Amex and TSX and (v) Yukon-Nevada Gold Corp. (formerly Queenstake Resources Ltd.) from June 2000 to May 2008, with securities traded on the TSX and NYSE Amex. In addition, Mr. Bojtos presently serves as a director for five publicly-traded foreign companies whose securities are not registered under Section 12 of the Exchange Act. Mr. Bojtos also presently serves as president and CEO of both Fischer-Watt Gold Company and Apolo Gold & Energy, Inc., which are engaged in mineral exploration and development. Our Board believes that Mr. Bojtos' educational background and 38 years of experience in the mining industry, along with his broad knowledge and understanding of corporate finance and governance gained through serving as a director of various companies over the past 25 years, provides him with the necessary skills and qualifications to serve as a member of our Board.

        Declan J. Costelloe.    Mr. Costelloe is a Chartered Engineer (Engineering Council UK) and a mining geologist. He is president of Celtic Mining Ltd., an independent mining consulting firm. Our Board believes that Mr. Costelloe's wide range of experiences with various precious metal mining and exploration businesses, combined with his investment experience, assist with his oversight of company management and provide him with the appropriate skills to serve as a member of our Board. From January 2007 until January 2008, he held the position of investment manager and director of research for the Goldfish Fund, a private fund focused primarily on precious metal equities. From September 2003 until March 2006, he held the position of investment manager for Veneroso Associates Gold Advisors, an investment company focusing on the gold industry. Prior to that, he was the research director for that entity, a position he occupied from August 2000 to September 2003. He is a director of VG Gold Corp., a Canadian corporation with securities traded on the TSX, and Alexandria Minerals Corporation and Bravo Gold Corp, each a Canadian corporation with securities traded on the TSX Venture Exchange.

Our Executive Officers

        In addition to Mr. McEwen (see biography above), we have the following executive officers as of the date of this proxy statement:

        Perry Y. Ing.    On March 3, 2008, Mr. Ing joined the Company as Vice President of Finance. Effective April 1, 2008, Mr. Ing began serving as the Company's Vice President and Chief Financial Officer. He was appointed Secretary in June 2008 and served in that capacity until August 2009. Mr. Ing has served as chief financial officer for Lexam since June 2005 and Minera Andes since April 2010, and continues in those capacities on a part-time basis simultaneously with his service to the Company. From November 2005 until February 2008, Mr. Ing was a financial consultant for Barrick Gold Corporation ("Barrick"). In that position, he provided transactional support services and served as project manager for valuations in connection with significant Barrick acquisitions. From December 2003 to September 2005, Mr. Ing served as the corporate controller for Goldcorp Inc. Mr. Ing was responsible for financial reporting and the financial control environment of the company. From September 1997 to November 2003, he was a member of the assurance and business advisory services practice for PricewaterhouseCoopers, LLP and was promoted to manager in July 2001. In those positions, he was responsible for supervising and executing audits with an industry focus on international mining companies. In 1997, Mr. Ing received a Bachelor of Commerce from the University of Toronto. Mr. Ing holds professional designations as a Chartered Accountant in Canada (2000), Certified Public Accountant in the United States (2001), and Chartered Financial Analyst (2003).

        Ian J. Ball.    Effective August 1, 2008, Mr. Ball was appointed Vice President, Mexico. Prior to accepting this position, Mr. Ball served the Company as a consultant related to exploration and investor relations since July 2005. During that time, Mr. Ball also worked for McEwen Capital and was responsible for assisting with financing transactions and the management of various exploration programs. From April 2004 to July 2005, Mr. Ball worked at Goldcorp Inc. Mr. Ball received a Bachelor of Commerce degree and a diploma in Business Administration from Ryerson University in Toronto, Ontario.

        Stefan Spears.    Effective August 1, 2008, Mr. Spears was appointed Vice President, Projects. Prior to accepting this position, Mr. Spears served the Company as a consultant in various capacities since July 2005. Mr. Spears also presently serves as the vice president of strategic development for Lexam. Prior to July 2005, Mr. Spears was focused on completing his degree. Mr. Spears received a bachelor degree in Civil-Structural Engineering from Queen's University in Kingston, Ontario.

        Nils Engelstad.    Effective August 5, 2009, Mr. Engelstad was appointed Corporate Secretary. From June 2007 to July 2009, Mr. Engelstad was in private practice with the law firm Stikeman Elliott LLP in Toronto, Canada practicing corporate and securities law. In September 2009, Mr. Engelstad was also appointed as vice president of corporate affairs of Minera Andes and vice president, legal and corporate secretary of Lexam and is presently serving in those capacities on a part-time basis in addition to his service with the Company. Mr. Engelstad received a bachelor degree from the University of Toronto in 2002, and a law degree from the University of Windsor in 2007. He is a member in good standing with the Law Society of Upper Canada.

        Our officers serve at the pleasure of the Board of Directors.

Vote Necessary to Approve Proposal 1

        If a quorum is present at the meeting, directors are elected by a plurality of votes (i.e., the five candidates receiving the highest number of votes will be elected to the Board of Directors). You may vote for all of the nominees as directors or withhold your vote from any or all of the nominees as directors. The Board of Directors unanimously recommends a vote FOR all the nominees listed above, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

 PROPOSAL for
RATIFICATION OF AUDITORS

(Proposal 2 on Proxy Card)

        On April 23, 2010, the Audit Committee of the Board of Directors unanimously approved the appointment of KPMG LLP as the independent registered accounting firm which will conduct our financial audit for the year ending December 31, 2010, and solicits the ratification of this appointment by the shareholders.

        Neither KPMG LLP, any of its members nor any of its associates, has any financial interest in our business or affairs, direct or indirect, or any relationship with us other than in connection with its duties as independent accountants. Representatives of KPMG LLP are expected to be present at the annual meeting to respond to shareholders' questions and to make any statements they consider appropriate.

Changes in and Disagreements with Accountants

        On October 13, 2008, the Audit Committee of our Board of Directors recommended the dismissal of KPMG LLP, a U.S. limited liability partnership, which is the United States member firm affiliated with KPMG International ("KPMG U.S."), from its position as our principal independent accounting firm. Simultaneously, the Audit Committee approved the retention of KPMG LLP, a Canadian limited liability partnership, which is the Canadian member firm affiliated with KPMG International ("KPMG Canada"), to serve as principal independent accountant.

        The audit report of KPMG U.S. on our financial statements for the year ended December 31, 2007 did not contain any adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During our fiscal year ended December 31, 2007 and through October 13, 2008, there were no disagreements with KPMG U.S., whether or not resolved, on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure which, if not resolved to the satisfaction of KPMG U.S., would have caused KPMG U.S. to make reference to the subject matter of such disagreement in connection with its report on our financial statements for such periods.

Vote Necessary to Ratify Proposal 2

        The affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting at which a quorum is present is required for the ratification of the appointment of the independent registered public accounting firm. The Board of Directors unanimously recommends a vote FOR the ratification of appointment of the independent registered public accounting firm, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

LEGAL PROCEEDINGS

        No material legal proceedings, to which we are a party or to which our property is subject, is pending or is known by us to be contemplated in which any officer, director or any owner of record or beneficial owner of more than five percent of any class of our voting securities is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and beneficial owners of greater than ten percent of our common stock are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

        To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during the fiscal year ended December 31, 2009, all filing requirements under Section 16(a) applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were satisfied timely.

CORPORATE GOVERNANCE

Communications to the Board of Directors

        Our Board of Directors maintains a policy of reviewing and considering communications from our shareholders. Any shareholder who desires to contact the Board of Directors may do so by fax, telephone, or regular mail to the Board of Directors, c/o Nils Engelstad, Corporate Secretary, 99 George Street, Third Floor, Toronto, Ontario, Canada M5A 2N4, telephone (647) 258-0395, facsimile (647) 258-8408. Such communications can be sent to the Board by mail in a sealed envelope addressed to an individual director, the non-management directors or the full Board. The Corporate Secretary will deliver the envelope unopened (1) if addressed to a director, to the director, (2) if addressed to the Board, to the Chairman of the Board who will report thereon to the Board, or (3) if addressed to the non-management directors, to the Chair of the Audit Committee who will report thereon to the non-management directors. Shareholders can also send electronic communications to the Board via e-mail to nils@usgold.com. The Corporate Secretary will forward the communication to the intended recipient.

        Our directors periodically review communications from shareholders and determine, in their discretion, whether the communication addresses a matter that is appropriate for consideration by the Board. Directors are also encouraged to attend the annual meeting of shareholders and receive communications directly from shareholders at that time. Mr. McEwen, Ms. Ashby and Mr. Bojtos attended our 2009 annual meeting.

Board Leadership Structure and Risk Oversight

        The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having the Company's Chief Executive Officer serve as Chairman is in the best interest of the Company's shareholders at this time. This structure makes the best use of Mr. McEwen's extensive knowledge of the Company and the mining industry, as well as fostering greater communication between the Company's management and the Board.

        Companies face a variety of risks, including financial reporting, legal, credit, liquidity, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) implement appropriate and responsive risk management strategies consistent with Company's risk profile, and (4) integrate risk management into Company decision-making.

        The Board as a whole oversees risk management after receiving briefings provided by management and advisors as well as its own analysis and conclusions regarding the adequacy of the Company's risk management processes.

Board Committees and Meetings

        Our Board of Directors maintains a standing (i) Audit, (ii) Compensation and (iii) Nominating and Corporate Governance Committee. During the year ended December 31, 2009, the Board of Directors met five times, including one non-executive session, and took action by consent in lieu of a meeting on four other occasions. No directors attended less than 75% of the meetings held during 2009.

        Audit Committee.    Our Audit Committee appoints and oversees the independent registered accounting firm that audits our financial statements. The Audit Committee is responsible for reviewing the proposed scope, content and results of the audit performed by the auditors and any reports and recommendations made by them. The committee also oversees our financial reporting process, and is responsible for drafting an annual report to be included in our proxy statement. All of the members of the Audit Committee are independent as defined under the Amex Rules and Rule 10A-3 of the 1934 Act. The Audit Committee met four times and took action by consent on one occasion during the last fiscal year.

        Our Board of Directors has determined that Leanne Baker, the chairperson of the Audit Committee, qualifies as an audit committee financial expert in that she has (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls over financial reporting; and (v) an understanding of the audit committee functions. Dr. Baker acquired these attributes through experience in analyzing financial statements of other companies, and through her experience as an audit committee member for other companies.

        The Board of Directors adopted a written charter for the Audit Committee in July 2000 and subsequently adopted a revised charter in November 2006, a copy of which is available on our website at http://www.usgold.com.

        Audit Committee Report.    The Audit Committee of the Board of Directors is pleased to present this Audit Committee Report:

        We have reviewed and discussed the audited consolidated financial statements of US Gold Corporation for the year ended December 31, 2009 with management and have reviewed related written disclosures of KPMG LLP, our independent accountants for 2009, of the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, with respect to those statements. We have reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with KPMG LLP its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009.

        We have also reviewed the various fees that we paid or accrued to KPMG LLP during 2009 for services they rendered in connection with our annual audits and quarterly reviews, as well as for any other non-audit services they rendered.

        The following table sets forth fees paid to our independent registered public accounting firm KPMG LLP(Canada) and our prior independent registered public accounting firm, KPMG LLP (U.S.) for the last two fiscal years:

	2009	2008
Audit Fees	$260,368	$422,738
Audit Related Fees	0	0
Tax Fees	0	0
All Other Fees	134,570	20,150

Total Fees	$394,938	$442,888

        It is the policy of the Audit Committee to engage the independent registered public accounting firm selected to conduct the financial audit for our company and to confirm, prior to such engagement, that such independent registered public accounting firm is independent of the company. Also in keeping with its policy, all services of the independent registered public accounting firm reflected above were pre-approved by the Audit Committee.

Leanne M. Baker (Chairperson and member)
Peter Bojtos (member)
Declan J. Costelloe (member)

        Compensation Committee.    The Compensation Committee is responsible for reviewing and recommending the compensation of our executive officers and directors and making recommendations to the Board regarding our general compensation, benefits and perquisites policies and practices, including, without limitation, our incentive-compensation plans and equity-based compensation plans (in circumstances in which equity-based compensation plans are not subject to shareholder approval, such plans shall be subject to Compensation Committee approval). In performing this function, the committee considers, among other things, the types of compensation and amounts paid to executives and directors of public companies of equivalent size, stage of development in the industry and activity levels. The findings of this compensation review are used to determine an appropriate level of compensation for the executives and directors, reflecting the need to maintain competitiveness and recruit and retain qualified personnel within the context of our financial resources. The Compensation Committee is comprised of Michele Ashby, who serves as chairperson, Declan J. Costelloe and Leanne Baker. All of the directors presently serving on the Compensation Committee are independent as defined in the Amex Rules. The committee met three times during 2009. A current copy of the Compensation Committee Charter is available on our website at http://www.usgold.com. The charter is reviewed annually and updated as necessary or appropriate.

        Compensation Committee Report.    The Compensation Committee is pleased to present the following Compensation Committee report:

        We have reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon review of the discussions herein, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,
Michele L. Ashby (Chairperson and member)
Declan J. Costelloe (member)
Leanne M. Baker (member)

        Compensation Committee Interlocks and Insider Participation.    No member of the Compensation Committee served as an officer or employee of our company during the prior fiscal year or was formerly an officer or employee of our company or had any relationship requiring disclosure under the related party transaction rules. We are not aware that any relationships existed during the prior fiscal year where any of our executive officers served as a member of the compensation committee of another entity whose executive officers served on our Board of Directors or Compensation Committee or where any of our executive officers served as a director of another entity whose executive officers served on our Compensation Committee.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee, comprised of Michele Ashby, Declan Costelloe and Peter Bojtos, who serves as chairperson, is responsible for periodically reviewing the size of the Board and its committee structure, identifying individuals that it believes are qualified to become members of the Board, recommending to the Board director nominees for the next annual meeting of shareholders, assisting the Board with its annual self-evaluation process, overseeing new director orientation and training and recommending and reviewing the corporate governance principles applicable to our directors, officers and employees. All of the directors presently serving on the Committee are independent as defined in the Amex Rules. The committee met one time during 2009.

        A current copy of the Nominating and Corporate Governance Committee Charter is available on our website at http://www.usgold.com. The charter is reviewed annually and updated as necessary or appropriate.

        The Nominating and Corporate Governance Committee will consider director candidates nominated by shareholders and will apply the same criteria to shareholder recommendations as it does to other nominees considered by the committee. A shareholder who wishes to recommend a prospective director nominee should send a letter directed to the Nominating and Corporate Governance Committee c/o Nils Engelstad, Corporate Secretary, 99 George Street, Third Floor, Toronto, Ontario, Canada M5A 2N4. Such letter must be signed and dated and submitted to us by the date mentioned in this proxy statement under the heading PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS. The following information must be included in or attached to the letter:

  •
  name and address of the shareholder making the recommendation;

  •
  proof that the shareholder was the shareholder of record, and/or beneficial owner of common stock as of the date of the letter;

  •
  the name, address and resume of the recommended nominee; and

  •
  the written consent of the recommended nominee to serve as our director if so nominated and elected.

        Specific minimum qualifications for directors and director nominees which the committee believes must be met in order to be so considered include management experience, exemplary personal integrity and reputation, sound judgment, and sufficient time to devote to the discharge of his or her duties.

        If vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee considers candidates for director suggested by members of the Board, management, shareholders and other parties. The committee evaluates new nominees based on criteria including, but not limited to, independence, diversity, age, skills, experience, potential conflicts of interest and time availability and if warranted, may interview the nominee in person or via the telephone. There are presently no differences in the manner in which the Committee evaluates nominees for director, whether the nominee is recommended by a shareholder or any other party.

Board Diversity

        The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Nominating and Corporate Governance Committee annually reviews the individual skills and characteristics of the directors, as well as the composition of the Board as a whole, and strives to nominate individuals with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company's businesses. This assessment includes consideration of independence, diversity, age, skills, expertise, time availability, and industry backgrounds in the context of the needs of the Board and the Company. The Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board.

Other Corporate Governance

        Our Board of Directors adopted a Corporate Opportunity Policy effective February 13, 2006, which provides that if a possible corporate opportunity becomes available to an officer or director, he or she must disclose the opportunity in reasonable detail to our Board of Directors and may not consummate the opportunity unless and until he or she has received the approval or ratification of the affirmative vote of a majority of the disinterested directors. For purposes of this policy, a "corporate opportunity" is generally any business opportunity in which we have a legal interest, in which we have an expectancy, which we have identified as an opportunity by resolution of our Board of Directors or which involves the acquisition of, or participation in, a business involving the ownership, development or extraction of precious metals.

        We also maintain a Code of Business Conduct and Ethics and a set of Corporate Governance Guidelines. The Code of Business Conduct and Ethics is applicable to all directors, officers and employees, and sets forth our policies and procedures with respect to the conduct of our business. Some examples of conduct addressed in our ethics code include conflict of interest situations, fair dealing with others, confidentiality, and compliance with laws and regulations. The Corporate Governance Guidelines further articulate how we will conduct ourselves through our Board of Directors and the qualifications and expectations for the Board. A current copy of these documents is available on our website at http://www.usgold.com.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

        The individuals who served as our principal executive officer and principal financial officer during the year ended December 31, 2009, as well as the other individuals included on the Summary Compensation Table below, are referred to as "named executive officers" throughout this Compensation Discussion and Analysis.

        Overview of Compensation Philosophy, Objectives and Policies.    Our goal in designing our executive and employee compensation is to achieve two principal objectives. First, the program is intended to be fully competitive so that we may attract, motivate and retain talented executives and key employees. Second, the program is intended to create an alignment of interests between our executives and key employees, on the one hand, and our shareholders, on the other, such that a portion of each executive's or key employee's compensation consists of awards of stock options or restricted stock grants. In this manner, if the price of our stock increases over time, our executive officers, key employees and our shareholders will benefit. The compensation program is designed to reward performance that supports our principles of building long-term shareholder value, and may also recognize individual performance from time to time which the Compensation Committee believes contributes to the success of our company. We do not believe our compensation program creates incentives for our employees to engage in risk taking behavior that would likely have a significant negative impact on the Company. The Compensation Committee is vested with the authority to review and recommend the compensation program structure and level of compensation for the executive officers, directors and key employees of our Company and may delegate its function to any subcommittee created by it.

        Our present compensation structure for the named executive officers generally consists of salary and incentive compensation. The incentive component consists of a short-term cash portion and a long-term equity portion. We believe the present structure achieves our compensation objectives; however, the Compensation Committee is presently exploring additional ways to ensure consistency and enhance our company's compensation program and may add additional components or policies in order to assist our company in achieving its compensation goals more effectively or efficiently. We believe that the present compensation structure appropriately aligns the interests of the executives and key employees with our shareholders by encouraging equity ownership through awards of stock options and stock grants to executive officers and key employees and to motivate our named executive officers and other key employees to contribute to an increase in shareholder value. While equity ownership is highly encouraged, we do not presently have a policy that requires our named executive officers or directors to own shares of our stock. Effective January 2010, however, we instituted a policy under which future cash bonuses paid to certain members of senior management, including the named executive officers, are expected to be invested in our common stock up to an amount equal to 30% of the bonus, and that such common stock be held for a minimum of three years from the date of purchase.

        Each January, the Compensation Committee reviews and recommends to the Board the level of compensation for the named executive officers and key employees. Our Chief Executive Officer reports to the Committee regarding the individual performance of the other named executive officers. Additionally, the Committee considers recommendations from the named executive officers regarding incentive compensation for key employees who report to that executive officer. The Board prefers to review compensation in January and award options at that time as it can review the performance of relevant individuals for the prior fiscal year and also because there is limited risk of blackout restrictions from drill results or other financial results during this time of year.

        Elements and Mix of Compensation.    Our consideration of base salary ranges for the named executive officers are based upon a review of broad-based information obtained from third parties to obtain an understanding of current compensation practices. A report was commissioned from an independent consulting firm to assist in the assimilation of the three target companies acquired by us in 2007, and addressed a variety of subjects relevant to that objective. This report included, in part, a discussion of the elements and mix of compensation necessary to retain employees of the target companies and to attract new employees, including the base salary rates for various categories of employees.

        The report was compiled using data from the natural resource sector of the economy, including, among others, mining, construction and oil and gas. The specific salary information reported was based on the information compiled by the firm as part of its recruiting efforts in that sector. We have relied in part on the salary information contained in the report to assist us with determining base salary ranges. Within those ranges, individual rates vary based upon work experience, performance, level of responsibility, impact on the business, tenure and potential for advancement within the organization. Annual salaries for newly-hired executives are determined at the time of hire taking into account the above factors other than tenure.

        Cash bonuses are a form of short-term incentive compensation which may be recommended by the Compensation Committee in its discretion, based on individual and overall company performance. There is no specific bonus plan or policy in place setting forth timing of awards or establishing specific performance objectives. The Compensation Committee, in its discretion, determines and recommends the amounts and timing of any bonus awards. If applicable and in the sole discretion of the Committee, a "merit-based" bonus may be recommended based on criteria such as exceptional performance, assuming additional responsibility without an increase in base compensation, or such other criteria which the Committee may determine from time to time. Due to our need to conserve working capital and the incentive we believe is provided by equity compensation, we have not paid any cash bonuses since 2006.

        The long-term equity compensation component of our compensation program is comprised of equity awards and makes up a significant part of our named executive officers' compensation package. Under our Equity Incentive Plan, we are authorized to issue incentive and non-qualified stock options, to make grants of stock and award grants of restricted stock to the officers, directors and key employees of our company, including the named executive officers. There is no specific policy or procedure in place setting forth timing or amount of awards, although the outstanding awards and future compensation are reviewed at least annually. The Compensation Committee, in its discretion, determines and recommends the amounts and timing of any equity awards. Historically, stock option awards were generally subject to a vesting schedule, although there was no formal policy to that effect. Effective January 2010, the Board adopted a policy that now requires all stock options awarded be subject to a minimum vesting period of three years beginning one year from the date of grant. The stock options are priced based on the closing market price of our common stock on the grant date, which is the date the Board approves the award. The Committee also takes into consideration the potential tax consequences to the recipient and to our company when determining the form of award. Due to our status as an exploration stage company with no revenue, and our need to conserve working capital, we believe our compensation structure is weighted more toward equity compensation and less toward salary and other forms of cash compensation.

        Additional benefits provided to executive officers and key employees as part of their compensation packages include health, life and disability insurance. To the extent the named executive officers participate in these programs, they do so generally on the same basis as our other employees. Our named executive officers do not receive perquisites and we do not maintain any non-equity incentive plans or deferred compensation plans.

        Specific Compensation Decisions.    Historically, we have not paid a salary to Mr. McEwen while he serves as our Chief Executive Officer or as Chairman of the Board, at his suggestion. The independent members of our Board determined that this was appropriate in view of our objective of conserving valuable working capital and in view of the substantial equity investment that that our Chief Executive Officer maintains in our company. Due to this investment, we believed that he was sufficiently motivated to further the interests of the shareholders and increase shareholder value. However, subsequent to the end of the 2008 fiscal year, the Board determined it was appropriate to compensate Mr. McEwen in recognition of his hard work and dedicated service to the Company. Mr. McEwen was granted 1,000,000 options to purchase common stock under our Equity Incentive Plan, subject to a three-year vesting period and which expire ten years from the date of grant. In the future, the Board may determine that it would be in the best interest of our Company to modify compensation to Mr. McEwen or any other individual appointed to succeed him as Chief Executive Officer. In that event, our Company would expect to compensate this individual in accordance with our compensation policies discussed above.

        With regard to the other named executive officers, our Chief Executive Officer recommends the form and amount of compensation that he deems appropriate for the respective individuals. In the case of our principal financial officer and the other named executive officers, we accepted the recommendation of our Chief Executive Officer when the individuals were initially hired and then reevaluated that compensation each January.

        During the 2009 fiscal year, the named executive officers received base salary in accordance with their respective employment agreements. The Board believes the base salary is appropriate in light of each named executive officer's areas of responsibility and level of experience and is competitive in the industry based on an informal survey of publicly available compensation information of companies we consider in our peer group. In January 2009, the Board granted stock options to the named executive officers. The Committee determined it appropriate to recommend, and the full Board approved, an award of 1,000,000 options with a three-year vesting schedule to the Chief Executive Officer. The Committee believed the award was appropriate in light of the fact that Mr. McEwen had served the Company in his various capacities without compensation for the past five years. The Committee recommended, and the Board approved, stock option awards to the remaining named executive officers based on a recommendation of the Chief Executive Officer. Mr. Ing received 50,000 options and Messrs. Ball and Spears received 30,000 options, all of which vest over a three-year period and expire ten years from the grant date. Mineral exploration companies, which generally do not have a substantial amount of capital, rely on such awards to motivate employees' future performance. The awards were intended to motivate the Company's small management team that shoulders significant responsibility due to its limited size.

        We believe that this compensation package, consisting of cash and equity incentive compensation, will meet the objectives set forth above. Specifically, we believe that the cash salary is competitive and will serve to retain the individuals for the foreseeable future. The vesting provisions of the stock options are designed to reward and motivate the individuals to remain with the Company for at least the term of the vesting, while the inherent value in the options will help motivate the executive to further the interests of our shareholders. The Compensation Committee also has the ability to award discretionary cash incentive compensation in the form of bonuses to the principal financial and executive officers.

        The compensation for our directors is structured similar to that of our named executive officers. Specifically, the directors receive a combination of cash and equity incentives in the form of options to purchase our common stock. The Compensation Committee reviews the form and amount of such compensation periodically to insure that it is competitive and meeting our objectives discussed above.

        Compensation Consultants.    The Compensation Committee has considered retaining a consulting firm to review our current compensation program and policies; however, to date, it has yet to do so. If such a firm is retained, it would likely provide additional information relating to our peer groups for benchmarking purposes to further the competitiveness of our compensation program. The Committee also believes an independent review may further assist them with respect to ascertaining the preferred structure of the compensation program in light of our available resources.

        Compensation Awards Subsequent to Fiscal Year End.    The Compensation Committee reevaluated the Company's compensation structure in early 2010 and deemed it appropriate to grant additional options to all of the Company's officers and directors under our Equity Incentive Plan, except Mr. McEwen. The Committee opted not to award additional options to Mr. McEwen at that time because his significant option award in 2009 adequately compensated him in relation to his activity and efforts of the Company. In February 2010, Mr. Ing, received options to purchase 90,000 shares of our common stock, Mr. Spears received options to purchase 75,000 shares of our common stock, Mr. Ball received options to purchase 150,000 shares of common stock, and Mr. Engelstad and each of our directors received options to purchase 30,000 shares of common stock. All of the options are exercisable for $2.51 per share, are subject to a three-year vesting period and expire ten years from the date of grant.

Summary Compensation Table

        The following table sets forth the total compensation paid during the last three fiscal years to our named executive officers, including the individuals serving as our principal executive officer and principal financial officer during 2009 and the individuals who were among our three most highly compensated executive officers serving as such as of the end of 2009 (who are not our principal executive officer and principal financial officer):

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards(5)	All Other Compensation		Total
Robert R. McEwen	2009	$—	$—	$—	$773,662	$—		$773,662
Chairman and Chief	2008	—	—	—	—	—		—
Executive Officer(1)	2007	—	—	—	—	—		—
Perry Y. Ing	2009	$128,452	$33,302	$—	$38,683	$—		$200,437
Vice President and Chief	2008	91,652	—	—	454,306	—		545,958
Financial Officer(2)	2007	—	—	—	—	—		—
Ian J. Ball	2009	$107,044	$33,302	$—	$23,210	$—		$163,556
Vice President, Mexico(3)	2008	35,524	—	—	252,419	31,354	(6)	319,297
	2007	—	—	—	—	31,777	(6)	31,777
Stefan Spears	2009	$107,044	$—	$—	$23,210	$—		$130,254
Vice President, Projects(4)	2008	35,524	—	—	252,419	31,354	(6)	319,297
	2007	—	—	—	—	31,777	(6)	31,777

(1)
Mr. McEwen was granted stock options to purchase 1,000,000 shares of our common stock as compensation for service in his capacity as our Chief Executive Officer. The options vest in three equal installments annually beginning on January 7, 2010 and continuing thereafter so long as Mr. McEwen remains with our company.

(2)
Mr. Ing began serving as Chief Financial Officer effective April 1, 2008.

(3)
Mr. Ball was named Vice President, Mexico effective August 1, 2008.

(4)
Mr. Spears was named Vice President, Projects effective August 1, 2008.

(5)
Calculated using the Black-Scholes-Merton option pricing model. Please see Note 9 to the consolidated financial statements filed with our annual report on Form 10-K for a description of certain assumptions made in connection with the valuation of these option awards.

(6)
Represents consulting fees received by the named executive officer prior to employment with the Company.

        The named executive officers received salary as provided by the terms of their respective employment agreements.

        On February 21, 2008, we executed an employment agreement with Perry Ing to serve as Vice President of Finance and to succeed our Chief Financial Officer when he retired at the end of March 2008. Mr. Ing began serving as Chief Financial Officer effective April 1, 2008 and our employment agreement with him expires on February 28, 2011, unless extended by agreement of the parties. Pursuant to the terms of the employment agreement, Mr. Ing is entitled to annual salary of Cdn$150,000, paid in semi-monthly installments. In addition, Mr. Ing was granted 150,000 options to purchase common stock for $3.57 per share. The options have a three year vesting schedule beginning on the first anniversary of the March 3, 2008 grant date and expire in ten years. Mr. Ing would be entitled to certain payments in the event his employment is terminated under certain circumstances. If we terminate the agreement without cause, or if the executive officer terminates the agreement with good reason, we would be obligated to pay one year's salary in accordance with our regular pay schedule, or monthly salary for as many months in the period between the date of termination and February 28, 2011, if this period is less than one year. Termination by an executive officer with good reason includes a "change in control," defined in the agreement to include the sale by the company of substantially all of its assets, the sale, exchange or other disposition of at least 50% of the outstanding voting shares of the company, a decision by the company to terminate its business and liquidate its assets, or the merger or consolidation of the company with another entity or any other type of reorganization where the company is not the surviving entity.

        Effective August 1, 2008, we executed employment agreements with Ian Ball and Stefan Spears to serve as Vice President, Mexico and Vice President, Projects, respectively, for three year terms. The terms of the employment agreements are identical. The executives are each entitled to annual salary of Cdn$125,000, paid in semi-monthly installments. Each executive was granted 150,000 options to purchase common stock for $1.69 per share. The options have a three year vesting schedule beginning on the first anniversary of the August 6, 2008 grant date and expire in ten years. Each executive would be entitled to certain payments in the event his employment is terminated under certain circumstances. If we terminate the agreement without cause, or if the executive officer terminates the agreement with good reason, we would be obligated to pay one year's salary in accordance with our regular pay schedule, or monthly salary for as many months in the period between the date of termination and July 31, 2011, if this period is less than one year. Termination by an executive officer with good reason includes a "change in control" as defined above.

Grants of Plan Based Awards

        The grants of plan based awards under our Equity Incentive Plan to each named executive officer during the year ended December 31, 2009 are as follows:

								All Other Stock Awards: Number of Shares of Stocks or Units	All Other Option Awards: Number of Securities Underlying Options
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
	Grant Date
Name		Threshold	Target	Maximum	Threshold(1)	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)
Robert R. McEwen	1/7/2009		—	—	—	1,000,000	—	—	—	$0.91	$773,662
Perry Y. Ing	1/7/2009	—	—	—	—	50,000	—	—	—	0.91	$38,683
Ian J. Ball	1/7/2009	—	—	—	—	30,000	—	—	—	0.91	$23,210
Stefan Spears	1/7/2009	—	—	—	—	30,000	—	—	—	0.91	$23,210

(1)
All of the options granted in 2009 are subject to a vesting schedule which requires that the named executive is an employee of or consultant to the Company in order to exercise such options on the respective vesting date.

(2)
Calculated using the Black-Scholes-Merton option pricing model. Please see Note 9 to the consolidated financial statements filed with the 10-K for a description of certain assumptions made in connection with the valuation of these option awards.

        As discussed above in the Compensation Discussion and Analysis, each named executive officer was awarded stock options during January 2009 following an evaluation of the Company's compensation by the Compensation Committee and its subsequent recommendation to award options to the officers and directors, which was approved by the Board. The Committee agreed with the Chief Executive Officer's recommendation for option awards for the remaining named executive officers primarily as a motivator for future performance to the Company by the named executive officers and that the awards were appropriate based on industry compensation practices.

Outstanding Equity Awards at Fiscal Year-End

        The outstanding equity awards for the named executive officers as of December 31, 2009 are as follows:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)		(#)	($)		(#)	($)	(#)	($)
Robert R. McEwen	—	1,000,000	(1)	—	0.91	1/7/2019	—	—	—	—
Perry Y. Ing	50,000	100,000	(2)	—	3.57	3/3/2018	—	—	—	—
Perry Y. Ing	—	50,000	(1)	—	0.91	1/7/2019	—	—	—	—
Ian J. Ball	24,000	—		—	2.12	11/14/2015	—	—	—	—
Ian J. Ball	5,000	10,000	(3)	—	3.28	1/22/2018	—	—	—	—
Ian J. Ball	50,000	100,000	(4)	—	1.69	8/6/2018	—	—	—	—
Ian J. Ball	—	30,000	(1)	—	0.91	1/7/2019	—	—	—	—
Stefan Spears	24,000	—		—	2.12	11/14/2015	—	—	—	—
Stefan Spears	5,000	10,000	(3)	—	3.28	1/22/2018	—	—	—	—
Stefan Spears	50,000	100,000	(4)	—	1.69	8/6/2018	—	—	—	—
Stefan Spears	—	30,000	(1)	—	0.91	1/7/2019	—	—	—	—

(1)
The options vest in equal installments over three years beginning January 7, 2010.

(2)
The options vest in equal installments over three years beginning March 3, 2009.

(3)
The options vest in equal installments over three years beginning January 22, 2009.

(4)
The options vest in equal installments over three years beginning August 6, 2009.

Option Exercises and Stock Vested Table

        There were no options exercised by named executive officers during the 2009 fiscal year.

Director Compensation

        In November 2005, we established a compensation program for our directors except Mr. McEwen, which provides cash payments to directors in addition to long-term incentive equity awards. Directors receive fees of $20,000 annually for their service and additional amounts for committee service. The committee service amounts range from $2,000 to $10,000 annually, depending on the type of committee and whether the individual takes on additional responsibility as chairperson. The directors may also receive cash bonuses from time to time in circumstances where they serve on special committees or undertake additional activities in addition to their usual duties. In 2009, each of the directors except Mr. McEwen received a small cash bonus as compensation for their increased responsibilities in connection with the financing we completed. The compensation received by our directors for fiscal 2009 is as follows:

Name(1)	Fees Earned or Paid in Cash	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Michele Ashby	$28,000	$—	$23,210	$—	$—	$51,210
Leanne Baker	36,000	—	23,210	—	—	59,210
Peter Bojtos	30,000	—	23,210	—	—	53,210
Declan Costelloe	25,000	—	23,210	—	—	48,210

(1)
Mr. McEwen is omitted from this table since he did not receive compensation in 2009 for service as a director.

(2)
Calculated using the Black-Scholes-Merton option pricing model. Please see Note 9 to the consolidated financial statements filed with the annual report on Form 10-K for a description of certain assumptions made in connection with the valuation of these option awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Procedures and Policies.    We consider "related party transactions" to be transactions between our Company and (i) a director, officer, director nominee or beneficial owner of greater than five percent of our stock; (ii) the spouse, parents, children, siblings or in-laws of any person named in (i); or (iii) an entity in which one of our directors or officers is also a director or officer or has a material financial interest.

        The Audit Committee is vested with the responsibility of evaluating and approving any potential related party transaction, unless a special committee consisting solely of disinterested and independent directors (as defined in the Amex Rules) is appointed by the Board of Directors. Prior to implementing this procedure, related party transactions were reviewed and approved by a majority of disinterested directors. The revised policies and procedures for related party transactions are set forth in our Corporate Governance Guidelines and Audit Committee Charter, both of which are available on our website at http://www.usgold.com.

        Effective June 1, 2006, we entered into a Management Service Agreement ("Services Agreement") with 2083089 Ontario, Inc. ("208") pursuant to which 208 agreed to provide us with services including public and investor relations, market analysis and research, property evaluation, sales and marketing and administrative support. Similar contracts were entered into with 208 for calendar years 2007, 2008 and 2009, each expiring on December 31 of the subject year. A company owned by Robert McEwen, our Chairman, Chief Executive Officer and the beneficial owner of more than 5% of our common stock, is the owner of 208 and Mr. McEwen is the chief executive officer and sole director of 208. We paid $154,038 in 2009 and $10,045 during the first quarter of 2010 to 208 under this agreement. These agreements were approved by the independent members of our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of April 26, 2010, there were a total of 115,870,931 shares of our common stock and one share of our Series A Special Voting preferred stock outstanding. A trustee is the holder of the one share of Series A Special Voting preferred stock for and on behalf of the registered holders of the exchangeable shares of our subsidiary, Canadian Exchange Co. The exchangeable shares were issued in connection with the acquisition of the Target Companies in 2007. As of April 26, 2010, there were a total of 6,036,922 exchangeable shares outstanding (exclusive of shares owned by US Gold and its affiliates).

        The voting and exchange trustee is entitled to all of the voting rights, including the right to vote in person or by proxy, attaching to the one share of Series A Special Voting Preferred Stock on all matters that may properly come before our shareholders at a meeting of shareholders. The share of Series A Special Voting Preferred Stock is entitled to that number of votes, which may be cast by the voting and exchange trustee at any meeting at which our shareholders are entitled to vote, equal to the number of outstanding exchangeable shares (other than shares held by us or our subsidiaries). The holders of our common stock and the holder of the Series A Special Voting Preferred Stock vote together as a single class. The exchangeable shares are exchangeable for shares of our common stock at any time on a one-for-one basis.

        All rights of a holder of exchangeable shares to exercise votes attached to the share of Series A Special Voting Preferred Stock will cease upon the exchange of that holder's exchangeable shares for shares of our common stock.

        The following table describes the ownership of our voting securities as of April 26, 2010 by: (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock (assuming for such purposes that the exchangeable shares owned by such persons, if any, constitute outstanding shares of our common stock). For purposes of providing the calculations below, we have assumed the total number of shares of our common stock outstanding is 121,907,853 (which assumes that the 6,036,922 exchangeable shares constitute outstanding shares of our common stock, but does not include any shares issuable upon exercise of outstanding warrants or options except as set forth in the table). In calculating the percentage ownership for each shareholder, we assumed that any options or warrants owned by an individual and exercisable within 60 days are exercised, but not the options or warrants owned by any other individual. As of April 26, 2010, there were outstanding warrants acquire 8,851,000 shares of our common stock and outstanding options to acquire 3,342,500 shares of our common stock.

Unless otherwise stated, all ownership is direct and the address of each individual is the address of our executive office, 99 George Street, 3rd Floor, Toronto, Ontario, Canada M5A 2N4.

	Shares Beneficially Owned
Name and Address of Beneficial Owners	Number		Percentage(11)
2190303 Ontario Inc.(1)	25,761,027	(3)	21.1%
Robert R. McEwen(2)	26,094,360	(4)(5)	21.3%
Peter Bojtos(2) 2582 Taft Court Lakewood, CO 80215	225,000	(6)	*
Declan J. Costelloe(2) 2994 Routt Circle Lakewood, CO 80215	115,000	(6)	*
Michele L. Ashby(2) 300 S. Jackson St., Suite 220 Denver, CO 80209	105,000	(7)	*
Leanne M. Baker(2) 600 Grandview Road Sebastopol, CA 95472	128,000	(8)	*
Perry Y. Ing(2)	124,166	(9)	*
Ian Ball(2)	94,000	(10)	*
Stefan Spears(2)	104,000	(10)	*
Nils Engelstad(2)	0		*
All officers and directors as a group (nine individuals)	26,989,586	(4)(5)(6)(7)(8)(9)(10)	21.9%

*
Less than one percent

(1)
Robert R. McEwen, our Chief Executive Officer and Chairman of the Board, owns 100% of the outstanding common stock of 2190303 Ontario Inc.

(2)
Officer or Director

(3)
Includes warrants to purchase 333,500 shares of our common stock, exercisable within 60 days of this proxy statement

(4)
Includes 333,333 shares underlying options which are exercisable within 60 days of the date of this proxy statement

(5)
Includes: (i) 25,427,527 shares of common stock and (ii) warrants to purchase 333,500 shares of our common stock, exercisable within 60 days of this proxy statement held by 2190303 Ontario Inc.

(6)
Includes 110,000 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement

(7)
Includes 80,000 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement

(8)
Includes 98,000 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement

(9)
Includes 116,666 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement

(10)
Includes 94,000 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement

Changes In Control

        We know of no arrangement or events, including the pledge by any person of our securities, which may result in a change in control.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

        We anticipate that the next annual meeting of shareholders will be held in June 2011. Any shareholder of record who desires to submit a proper proposal for inclusion in the proxy materials related to the next annual meeting of shareholders must do so in writing in accordance with Rule 14a-8 of the Exchange Act, and it must be received at our principal executive offices no later than December 30, 2010 in order to be considered for inclusion in the proxy statement for the 2011 annual meeting of shareholders. Shareholders who intend to present a proposal at the 2011 annual meeting of shareholders without including such proposal in the 2011 proxy statement must provide us with a notice of such proposal no later than March 16, 2011. The proponent must be a record or beneficial owner entitled to vote on such proposal at the next annual meeting and must continue to own such security entitling such right to vote through the date on which the meeting is held.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        As a reporting company, we are subject to the informational requirements of the 1934 Act and accordingly file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at their Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC's Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

        Our common stock is listed on the NYSE Amex and the Toronto Stock Exchange under the symbol "UXG."

ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report to the SEC on Form 10-K for the year ended December 31, 2009, including financial statements and schedules, and copies of any of the exhibits referenced therein, are available to shareholders without charge upon written request to Nils Engelstad, Corporate Secretary, at 99 George Street, 3rd Floor, Toronto, Ontario, Canada M5A 2N4.

 OTHER MATTERS

        The Board of Directors knows of no other business to be presented at the annual meeting of shareholders. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

By Order of the Board of Directors
April 27, 2010	/s/ ROBERT R. MCEWEN Chairman and Chief Executive Officer

<STOCK#> 1234 5678 9012 345 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X US GOLD CORPORATION 016Z2B 1 U P X + Annual Meeting Proxy Card . + Change of Address — Please print new address below. 01 - ROBERT MCEWEN 02 - DECLAN COSTELLOE 03 - PETER BOJTOS 04 - MICHELE ASHBY 05 - LEANNE BAKER Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. B Non-Voting Items A Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2. 1. ELECTION OF DIRECTORS: 2. TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010. 01 02 03 04 05 Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain 3. OTHER BUSINESS TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 MMMMMMMMM MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 MMMMMMMMMMMMMMM C 1234567890 J N T 0 2 5 5 6 6 1 [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 14, 2010. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/uxg • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, having duly received the Notice of Annual Meeting and the proxy statement dated April 27, 2010, hereby appoints Robert McEwen and Perry Y. Ing or either of them, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated herein, all shares of common stock of US Gold Corporation held of record by the undersigned on April 26, 2010, at the Annual Meeting of Shareholders to be held on June 14, 2010 at 1 King Street West, Grand Banking Hall, Toronto, Ontario, Canada at 4:00 p.m. Eastern Time, and at any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed on the proxy by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED DIRECTORS AND FOR THE RATIFICATION OF THE INDEPENDENT ACCOUNTANTS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE OR IF YOU ARE ELIGIBLE FOR AND PREFER INTERNET OR TELEPHONE VOTING, PLEASE RETURN YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD. . Proxy — US GOLD CORPORATION [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]